Exhibit 99.2

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of January 14, 2014 by and among Lone Star Value Investors, LP, a Delaware limited partnership, Lone Star Value Investors GP, LLC, a Delaware limited liability company, Lone Star Value Management, LLC, a Connecticut limited liability company, Jeffrey E. Eberwein and Bradley Louis Radoff (collectively, the “Existing Members”) and Richard K. Coleman, Jr. (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement dated as of January 10, 2014 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of seeking representation on the Board of Directors of Hudson Global, Inc., a Delaware corporation (the “Company”), at the 2014 annual meeting of stockholders of the Company, taking all other action necessary to achieve the foregoing and taking any other actions the group determines to undertake in connection with their respective investment in the Company; and

WHEREAS, the New Member desires to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.         Effective immediately, the New Member is joined as a party to the Agreement.

2.         The New Member agrees to be bound by the terms of the Agreement, the terms of which are incorporated herein and made a part hereof.

3.         This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

LONE STAR VALUE MANAGEMENT, LLC

By: Lone Star Value Investors GP, LLC, its General Partner

By:	/s/ Jeffrey E. Eberwein
	Name:	Jeffrey E. Eberwein
	Title:	Sole Member

/s/ Richard K. Coleman, Jr.
RICHARD K. COLEMAN, JR.